SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement	[_] Soliciting Material Under Rule 14a-12
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials

THE CHEESECAKE FACTORY INCORPORATED
(Name of Registrant as Specified In Its Charter)

——————————————————————————————
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 7, 2003

Dear Stockholder:

        You are cordially invited to attend The Cheesecake Factory Incorporated Annual Meeting of Stockholders on Tuesday, May 13, 2003 at 9:00 a.m. (Pacific Time). The meeting will be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362.

        The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. Our agenda for the Annual Meeting will also include an overview of the Company’s business operations and recent performance results.

        Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed proxy card. Or, you can vote by telephone or Internet (see back cover). Voting by mail will not prevent you from voting in person at the meeting.

Sincerely, David Overton Chairman of the Board and Chief Executive Officer

YOUR VOTE IS VERY IMPORTANT

        Whether or not you plan to attend the Annual Meeting of Stockholders, and to ensure that a quorum is present, you are urged to vote your proxy by telephone or the Internet (see back cover), or by returning the WHITE proxy card by mail. If you are able to attend the meeting and you wish to vote your shares in person, the proxy is revocable.

IF YOU PLAN TO ATTEND THE MEETING

        Please note that attendance will be limited to stockholders. Admission will be on a first-come, first-served basis. Stockholders may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

THE CHEESECAKE FACTORY INCORPORATED
26950 Agoura Road
Calabasas Hills, California 91301

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
on
May 13, 2003

        The 2003 Annual Meeting of Stockholders of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) will be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362, on Tuesday, May 13, 2003, beginning at 9:00 a.m. Pacific Time, for the following purposes:

1.	To elect two nominees to serve as directors of the Company for three-year terms and until respective successors shall be elected and qualified; and

To act upon a stockholder’s proposals to:

2.	To put all equity compensation plans up for a stockholder vote;

3.	To establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company;

4.	To repeal the provisions in the Articles of Incorporation and Bylaws that provide for a classified board;

5.	To submit the stockholder rights plan or “poison pill” to a stockholder vote for approval, and if this approval is not granted in the form of a majority of the shares outstanding, then the rights plan be redeemed;

6.	To amend the Company’s Bylaws to separate the position of chairman and chief executive officer and provide that the chairman be an independent, outside director;

7.	To broaden stockholder rights by removing the “supermajority” voting requirement and the restrictions on written consent and the ability to call special meetings; and

        In addition, to act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The Board of Directors has fixed the close of business on March 17, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors, Debby R. Zurzolo Secretary

Calabasas Hills, California April 7, 2003

THE CHEESECAKE FACTORY INCORPORATED

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2003

        This Proxy Statement is furnished to the stockholders of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the Annual Meeting of Stockholders to be held at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California 91362, on May 13, 2003, beginning at 9:00 a.m. Pacific Time, and at any adjournment or postponement thereof. The Company intends to cause this Proxy Statement and form of proxy to be mailed to stockholders on or about April 7, 2003.

        Proxies delivered pursuant to this solicitation are revocable at the option of the persons executing same, prior to their exercise, by attendance and voting at the meeting (although attendance at the meeting itself will not revoke a proxy) or by filing with the Secretary of the Company an instrument in writing revoking the proxy or another duly executed proxy bearing a later date. Unless previously revoked, all proxies representing shares entitled to vote which are delivered pursuant to this solicitation will be voted at the meeting by the named attorneys-in-fact and agents, to the extent authorized, in accordance with the directions contained therein.

        If no directions are given, the shares represented by such proxies will be voted FOR the election of the nominees for directors named in this Proxy Statement and AGAINST the following proposals by a stockholder: (i) stockholder approval of all equity compensation plans, including the Year 2000 Performance Stock Option Plan; (ii) the adoption of a policy by the Company to expense the cost of all future stock options issued by the Company; (iii) submit the Company’s stockholder rights plan or “poison pill” to a stockholder vote for approval; (iv) repeal of the Company’s Certificate of Incorporation and Bylaw provisions that provide for a classified board; (v) the amendment of the Company’s Bylaws to separate the position of Chairman of the Board and Chief Executive Officer and to require the Chairman of the Board be an independent, outside director; and (vi) the elimination of the supermajority voting requirement and the restrictions on acting by written consent and calling special meetings.

        The proposals shall be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote present, in person or by proxy, at the meeting. Accordingly, abstentions will have the effect of a vote against these proposals. Broker nonvotes will be deemed shares not entitled to vote on the proposals; will not be counted as votes for or against the proposals; and will not be included in calculating the number of votes necessary for approval of the proposals. Elimination of the Company’s classified board of directors and the supermajority voting requirements each require a formal amendment of the Company’s Certificate of Incorporation. Such amendments require stockholder action by the affirmative vote of at least 80% of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

        The named proxies may vote in their discretion upon such other matters as may properly come before the meeting, including any motion made for adjournment or postponement (including for purposes of soliciting additional votes). Assuming a quorum is present in person or by proxy at the meeting, with respect to the election of directors, the nominee(s) receiving the greatest number of votes cast will be elected to the Board.

        The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy. Shares voted on a matter are treated as being present for purposes of establishing a quorum. Abstentions and broker nonvotes will be counted for determining a quorum, but will not be counted for purposes of determining the number of votes cast “FOR” or “AGAINST” any matter.

        The Company will pay for the cost of preparing, assembling and mailing the Notice of Annual Meeting and Proxy Statement and the cost of this solicitation. Proxies may be solicited by personal interview, telephone and telegraph, as well as by use of the mails. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies, and will be reimbursed for their reasonable out-of-pocket expenses incurred in that regard. Employees of the Company participating in the solicitation of proxies will not receive any additional remuneration. The Company has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies for an estimated fee of $45,000, plus reimbursement of certain out-of-pocket expenses.

        On March 17, 2003, the record date fixed by the Board for the Annual Meeting, 50,144,189 shares of the Company’s common stock were outstanding, and there were no outstanding shares of any other class of stock. Each holder of common stock is entitled to one vote for each share of such stock held. Only stockholders of record at the close of business on March 17, 2003 will be entitled to notice of and to vote at the Annual Meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company’s Bylaws provide for a Board consisting of no less than five and no more than thirteen members, the exact number within this range being determined by the Board. The Board has currently set the number of directors at five. The Board is classified into three classes with each director serving a three-year term. Jerome I. Kransdorf and Wayne H. White are serving terms that expire at the Annual Meeting of Stockholders to be held in 2003. Thomas L. Gregory is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2004. David Overton is serving a term that will expire at the Annual Meeting of Stockholders to be held in 2005. On March 4, 2003, the Board elected Karl L. Matthies to fill a vacant position on the Board, the term of which will expire at the Annual Meeting of Stockholders to be held in 2005. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Company officers are elected annually by the Board and serve at the Board’s discretion.

        The Board has nominated Messrs. Kransdorf and White for reelection to the Board for three-year terms that will expire at the Annual Meeting of Stockholders to be held in 2006. Messrs. Kransdorf and White have indicated their willingness to serve and, unless otherwise instructed, proxies will be voted for the election of Messrs. Kransdorf and White unless instructions are given on the proxy to withhold authority to vote for them.

        Nominations for the election of directors, other than by the Nominating Committee of the Board, must be made by a stockholder of record on the date of giving notice of the meeting and on the record date for such meeting by giving timely written notice to the Secretary of the Company at the Company’s principal offices. Such notice must be received not less than 60 calendar days nor more than 90 calendar days prior to the anniversary date of the immediately preceding Annual Meeting; provided that, if in the event that notice or prior public disclosure of the date of the Annual Meeting is given or made to the stockholders for a meeting date that is not within 30 days before or after the anniversary of the immediately preceding Annual Meeting of Stockholders, notice by the stockholder will be timely if received not later than the close of business on the tenth calendar day following the day on which such notice was mailed or such public disclosure was made, whichever first occurs. In the case of a special meeting of stockholders called for the purpose of electing directors, notice will be timely if received not later than the close of business on the tenth calendar day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date was made, whichever occurs first. Such stockholder’s notice must be in writing and must set forth as to each proposed nominee and the stockholder: (i) the information specified in Section 4, Article III of the Company’s Bylaws, including all information relating to each such nominee and the stockholder that is required to be disclosed in proxy statements or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, and (ii) each such nominee’s written consent to being named as a nominee and to serving as a director if elected.

        THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

        Information with respect to the nominees for director and the other directors of the Company is set forth below.

THE BOARD

        DAVID OVERTON, age 56, co-founded the Company’s predecessor with his parents. He has served as the Company’s Chairman of the Board and Chief Executive Officer since its incorporation in February 1992.

        THOMAS L. GREGORY, age 67, became a director of the Company upon the consummation of its initial public offering in September 1992. Mr. Gregory has over 40 years of experience in the food service industry. He served as Vice Chairman of the board of directors of Sizzler International, Inc., a restaurant chain, until August 1994. Mr. Gregory served as President, Chief Executive Officer and a member of the board of directors of Sizzler from 1982 to 1991, and then served as President of its successor company until his retirement in 1992. From 1974 to 1991, he served as Vice President for Collins Foods International, Inc., a food service company, and retained such position concurrently with his positions at Sizzler. Mr. Gregory is a member of the board of directors of Regis Corporation, the world’s largest chain of retail haircare operations. He is also a member of the board of directors of JJ North’s Grand Buffets, a buffet restaurant chain.

        JEROME I. KRANSDORF, age 64, became a director of the Company in March 1997. Mr. Kransdorf has more than 40 years of investment management experience. He currently serves as President of JaK Direct, a division of Direct Brokerage, Inc. From 1997 to 2001, Mr. Kransdorf served as Senior Vice President of J. & W. Seligman & Co. Incorporated, an investment advisory firm. From 1959 to 1997, he was employed in investment and senior management positions at Wertheim & Co. and its successor companies.

        KARL L. MATTHIES, age 60, became a director of the Company in March 2003. Mr. Matthies is President of Bellagio Partners, a private investment management and consulting company. Prior to forming Bellagio, he was the senior partner in charge of consumer and real estate investment banking at Banc of America Securities. Mr. Matthies was a founding member of Montgomery Securities, the predecessor firm of Banc of America Securities, where he held a variety of positions from 1971 through 1999. He was an I.I. ranked hotel and restaurant analyst for nine years and also served as the firm’s research director from 1978 to 1990 prior to assuming his investment banking role. He is also a member of the board of directors of RFS Hotel Investors, Inc., a leading hotel REIT and of Enwisen, Inc., an on-line employee benefits company.

        WAYNE H. WHITE, age 65, became a director of the Company upon the consummation of its initial public offering in September 1992. From 1983 until his retirement in June 2002, Mr. White was an investment banker specializing in gaming and restaurant companies. Mr. White has approximately 20 years of senior management experience in the restaurant industry, including Victoria Station (seven years) and Famous Restaurants (two years).

Committees of the Board

        The Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating Committee. All of the members of the Audit, Compensation and Nominating Committees are directors independent of management who are not and have never been officers or employees of the Company. The members of each committee and the functions performed thereby are described below.

Audit Committee

        The Audit Committee is responsible for the oversight of the Company’s internal control, corporate governance and financial reporting processes, as well as the independent audit of the Company’s consolidated financial statements. The members of the Audit Committee are Messrs. Gregory (chairperson), Kransdorf, Matthies and White. The Audit Committee operates pursuant to a written charter. See “Report of the Audit Committee of the Board.”

Compensation Committee

        The Compensation Committee is responsible for setting the levels of compensation for the Company’s Named Executive Officers. The Compensation Committee also approves and administrates the Company’s incentive compensation programs, including the Company’s stock option plans and the Performance Incentive Plan. The members of the Compensation Committee are Messrs. Gregory, Kransdorf and White. See “Report of the Compensation Committee of the Board on Executive Compensation.”

Nominating Committee

        The Nominating Committee is responsible for considering and proposing candidates who are members of the Company’s management to fill vacancies on the Board. Other potential board candidates are considered by the Board. Accordingly, a nominee recommended by stockholders will not be considered by the Nominating Committee unless the nominee is a member of the Company’s management. The members of the Nominating Committee are Messrs. Gregory, Kransdorf and White.

Meetings, Attendance and Fees

        During fiscal 2002, the Board held four meetings; the Audit Committee held four meetings; the Compensation Committee held five meetings; and the Nominating Committee held one meeting. No member of the Board attended fewer than 75% of the aggregate number of meetings of the Board and the committees on which he served.

        Effective fiscal 2003, each non-employee director will receive an annual fee of $15,000 (compared to $10,000 in previous years) plus $1,000 for each meeting of the Board attended. The chairperson of the Audit Committee will receive an additional $1,000 for each Audit Committee meeting chaired. Non-employee directors who serve on committees also receive $1,000 for each meeting attended that takes place on a date other than the day of a regularly scheduled Board meeting. No fees are paid to directors with respect to attendance at telephonic meetings of the Board or a committee. Under the terms of the 1997 Non-Employee Director Stock Option Plan (“1997 Director Plan”), Messrs. Gregory, Kransdorf, Matthies and White are eligible to receive options to purchase shares of the Company’s common stock. During fiscal 2002, Messrs. Gregory, Kransdorf and White each received options under the 1997 Director Plan to acquire 5,000 shares of common stock at a price equal to the fair market value on the date of grant. Upon joining the Board, Mr. Matthies was granted an option to acquire 15,000 shares of common stock under the 1997 Director Plan at a price equal to the fair market value on the date of grant.

Indemnification of Officers and Directors

        As permitted by the Delaware General Corporation Law, the Company’s Certificate of Incorporation limits the personal liability of a director of the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (a) any breach of the director’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation also provides that the Company shall indemnify and advance indemnification expenses on behalf of all directors and officers of the Company to the fullest extent permitted by Delaware law. Article VII of the Company’s Bylaws also requires the Company, subject to certain limitations, to indemnify directors and officers and advance expenses. The indemnification and advancement of expenses provisions of Article VII are not exclusive.

        The Company has also entered into indemnification agreements with its directors and Named Executive Officers. The indemnification agreements provide that the directors and Named Executive Officers will be indemnified to the full extent permitted by applicable law against all expenses (including attorneys’ fees), judgments, fines and amounts reasonably paid or incurred by them for settlement in any threatened, pending or completed action, suit or proceeding, including any derivative action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other company or enterprise in which they are serving at the request of the Company. No indemnification will be provided under the indemnification agreements, however, to any director or executive officer in certain limited circumstances, including knowingly fraudulent, deliberately dishonest or willful misconduct. To the extent the provisions of the indemnification agreements exceed the indemnification permitted by applicable law, such provisions may be unenforceable or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to public policy.

Section 16(a) Beneficial Ownership Compliance

        Under Section 16(a) of the Exchange Act, the Company’s directors, Named Executive Officers and any persons holding ten percent or more of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2002, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis, except for an initial statement of beneficial ownership for Michael J. Dixon, the Company’s Vice President-Finance, Controller and Chief Accounting Officer that was inadvertently filed late due to an administrative oversight.

Compensation Committee Interlocks and Insider Participation

        No directors, other than those identified above, served as members of the Compensation Committee during the last completed fiscal year. No member of that committee has ever served as an officer or employee of the Company or any of its subsidiaries. None of the executive officers of the Company have served on the board or on the compensation committee (or committee performing equivalent functions) of any other entity, any of whose officers served either on the Board or on the Compensation Committee of the Company.

Certain Transactions

        Sheila Overton, spouse of David Overton, is employed by the Company as senior director of information technology and has been employed by the Company since 1985. During fiscal 2002, she received a salary of $53,376, an automobile allowance of $4,200 and a bonus of $12,250 under the Company’s Performance Incentive Plan. During fiscal 2002, Ms. Overton exercised vested stock options previously granted to her under the Company’s 1992 Performance Employee Stock Plan which were subject to expiration in fiscal 2002 for gross proceeds of $594,344.

        In August 2001, the Company sponsored the formation of The Cheesecake Factory – Oscar and Evelyn Overton Charitable Foundation, a non-profit corporation (the “Foundation”) that, among its other intended activities, will provide a vehicle for employee participation in qualified local community service and charitable programs. Executives of the Company who serve on the board of directors of the Foundation include David Overton, Gerald W. Deitchle, Peter J. D’Amelio and Debby R. Zurzolo. In May 2002, the Board of Directors of the Company approved the donation of 2,500 shares of common stock held in the Company’s treasury to the Foundation.

BENEFICIAL OWNERSHIP
OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership as of April 1, 2003 of the Company’s common stock by (a) each person known to the Company owning beneficially more than five percent of the outstanding shares of the Company’s common stock, (b) each director of the Company, (c) the executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of this Proxy Statement, and (d) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. However, under California law, personal property owned by a married person may be community property which either spouse may manage and control, and the Company has no information as to whether any shares shown in the following table are subject to California community property law. Unless otherwise indicated, the address of each of the stockholders named below is the Company’s principal executive office. The information provided in this table is based on the Company’s records, information filed with the SEC and information provided to the Company.

        The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of April 1, 2003 through the exercise of any stock option or other right. Shares that a person has the right to acquire are deemed to be outstanding for the purpose of computing the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage of Class
Fidelity Management & Research Company	6,584,765	13.0%
American Express Financial Corporation	4,585,085	9.0%
David Overton (2) (3)	2,878,666	5.7%
Thomas L. Gregory (4) (5)	54,375	*
Jerome I. Kransdorf (4) (6)	49,375	*
Karl L. Matthies (4) (7)	15,000	*
Wayne H. White (4) (8)	74,375	*
Gerald W. Deitchle (9) (10)	179,375	*
Peter J. D’Amelio (9) (11)	39,500	*
Max S. Byfuglin (9) (12)	123,500	*
Debby R. Zurzolo (9) (13)	78,755	*
All executive officers and directors as a group (eleven persons) (14)	3,505,921	6.9%

*	Less than 1% of the issued and outstanding shares.

(1)	The address of Fidelity Management & Research Company is 82 Devonshire Street, Boston, Massachusetts 02109. The address of American Express Financial Corporation is 200 AXP Financial Center, Minneapolis, Minnesota 55474. The address of the directors and executive officers listed is 26950 Agoura Road, Calabasas Hills, California 91301.

(2)	Includes 58,500 shares which Mr. Overton has the right to acquire upon the exercise of options granted under the Company’s 1992 Performance Employee Stock Option Plan (the “1992 Stock Option Plan”) and 10,000 shares subject to stock options granted to Mr. Overton under the Company’s 2001 Stock Option Plan. Excludes an additional 105,000 shares subject to stock options granted to Mr. Overton under the Company’s 2001 Stock Option Plan which are not currently exercisable. Excludes 43,425 shares held by Mr. Overton’s spouse; 94,500 shares that she has the right to acquire upon the exercise of options granted under the 1992 Stock Option Plan and the Year 2000 Performance Stock Option Plans (“Year 2000 Employee Option Plan”); and an additional 17,250 shares subject to stock options granted under the Company’s stock option plans that are not currently exercisable, all of which she has sole voting and investment power. See “Executive Compensation.”

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(3)	Named Executive Officer and director of the Company.

(4)	Non-employee director of the Company.

(5)	Includes 54,375 shares that Mr. Gregory has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board – Meetings, Attendance and Fees.”

(6)	Includes 49,375 shares that Mr. Kransdorf has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board – Meetings, Attendance and Fees.”

(7)	Includes 15,000 shares that Mr. Matthies has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board – Meetings, Attendance and Fees.”

(8)	Includes 74,375 shares that Mr. White has the right to acquire upon the exercise of options granted under the Company’s 1997 Director Plan. See “Board – Meetings, Attendance and Fees.”

(9)	Named Executive Officer of the Company.

(10)	Includes 163,875 shares that Mr. Deitchle has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan and 8,000 shares subject to stock options granted to Mr. Deitchle under the Company’s 2001 Stock Option Plan. Does not include an additional 129,500 shares subject to stock options granted under the 1992 Stock Option Plan and the 2001 Stock Option Plan that are not currently exercisable.

(11)	Includes 15,750 shares that Mr. D’Amelio has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan and 23,750 shares subject to stock options granted to Mr. D’Amelio under the Company’s Year 2000 Employee Option Plan. Does not include an additional 125,500 shares subject to stock options granted under the 1992 Stock Option Plan, the Year 2000 Employee Option Plan and the 2001 Stock Option Plan that are not currently exercisable.

(12)	Includes 34,625 shares that Mr. Byfuglin has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan and 45,000 shares subject to stock options granted to Mr. Byfuglin under the Company’s Year 2000 Employee Option Plan. Does not include an additional 99,000 shares subject to stock options granted under the 1992 Stock Option Plan, the Year 2000 Employee Option Plan and the 2001 Stock Option Plan that are not currently exercisable.

(13)	Includes 73,750 shares that Ms. Zurzolo has the right to acquire upon the exercise of options granted under the Company’s 1992 Stock Option Plan and 4,500 shares subject to stock options granted under the 2001 Stock Option Plan. Does not include an additional 131,500 shares subject to stock options granted under the 1992 Stock Option Plan and the 2001 Stock Option Plan that are not currently exercisable.

(14)	Includes 643,875 shares that the Company’s executive officers and independent directors have the right to acquire upon the exercise of options granted under the Company’s stock option plans. Does not include options that are not currently exercisable.

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EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid to or earned by (i) the Company’s chief executive officer and (ii) the Company’s four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 2002 (collectively referred to herein as the “Named Executive Officers”) during each of the Company’s last three fiscal years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)(1)	Other Annual Compensation($)(3)	Securities Underlying Options(#)(4)(5)
David Overton	2002	475,000	71,250	18,752	50,000
Chairman of the Board and	2001	450,000	88,000	14,341	—
Chief Executive Officer	2000	420,000	168,000	3,305	142,500

Gerald W. Deitchle	2002	331,000	44,685	12,168	40,000
President and	2001	315,000	55,125	7,697	—
Chief Financial Officer	2000	295,000	103,250	7,194	120,000

Peter J. D’Amelio	2002	287,500	33,063	6,557	25,000
President and	2001	275,000	66,000	2,461	30,000
Chief Operating Officer	2000	228,000	63,000	6,510	33,750
Grand Lux Cafe LLC (2)

Max S. Byfuglin	2002	245,000	8,330	13,245	30,000
Executive Vice President	2001	232,000	77,000	10,800	30,000
The Cheesecake Factory	2000	225,000	115,500	10,800	45,000
Bakery Incorporated (2)

Debby R. Zurzolo	2002	267,500	30,763	13,583	22,500
Senior Vice President,	2001	255,000	38,250	14,245	—
General Counsel and	2000	241,500	72,450	13,180	75,000
Secretary

(1)	Bonuses were awarded pursuant to the Company’s Performance Incentive Plan, as amended.

(2)	Grand Lux Cafe LLC and The Cheesecake Factory Bakery Incorporated are wholly-owned subsidiaries of The Cheesecake Factory Incorporated.

(3)	Other annual compensation includes automobile allowances or the value of the personal use of Company-provided automobiles, the Company’s matching contribution (which is subject to vesting requirements) for the Executive Savings Plan (a nonqualified deferred compensation plan), and life insurance benefits. Other annual compensation for David Overton includes $10,000 of additional compensation payable in fiscal 2001 but withheld due to an administrative oversight.

(4)	Stock options were granted under the Company’s 1992 Stock Option Plan, Year 2000 Employee Option Plan and the 2001 Stock Option Plan. Messrs. D’Amelio and Byfuglin were designated “Named Executive Officers” by the Board on November 12, 2002. Prior to that date, Messrs. D’Amelio and Byfuglin were eligible to participate in the Year 2000 Employee Option Plan. No other Named Executive Officers received stock option grants under the Year 2000 Employee Option Plan.

(5)	All data presented has been adjusted to reflect the Company’s three-for-two stock split effective June 18, 2001.

8

Option Grants in Fiscal 2002

The following shows all options to acquire shares of the Company’s common stock granted to Named Executive Officers during fiscal 2002.

Name	Number of Securities Underlying Options Granted (#)(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)(2)	Expiration Date	Potential Realized Value at Assumed Annual Rates of Stock Appreciation for Option Term($)(3)
					5%	10%
David Overton	50,000	3.4%	33.60	2/27/2012	1,056,500	2,677,500
Gerald W. Deitchle	40,000	2.7%	33.60	2/27/2012	845,200	2,142,000
Peter J. D’Amelio	25,000	1.7%	33.83	1/29/2012	532,000	1,348,000
Max S. Byfuglin	30,000	2.1%	33.83	1/29/2012	638,400	1,617,600
Debby R. Zurzolo	22,500	1.5%	33.60	2/27/2012	475,425	1,204,875

(1)	These options were granted pursuant to the Year 2000 Employee Option Plan and 2001 Stock Option Plan. Please refer to Note 4 under Summary Compensation Table.

(2)	Market value on the date of grant.

(3)	Potential realizable value is based on the assumption that the price of the Company’s common stock appreciates at the rate shown (compounded annually) from the date of grant to the expiration date, which is ten years. These numbers are presented in accordance with the requirements of the SEC; do not reflect the Company’s estimate of future stock price performance; and also assume that the options will be held throughout their entire term.

Aggregate Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

        The following table shows all stock options exercised by the Named Executive Officers during fiscal 2002 and the number and value of options they held at fiscal year end.

	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year End (#)(1)		Value of Unexercised In-the-Money Options At Fiscal Year End ($)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
David Overton	370,875	10,680,299	—	108,500	—	1,481,145
Gerald W. Deitchle	171,143	5,257,803	131,250	95,125	3,082,794	1,320,323
Peter J. D’Amelio	56,250	1,370,297	6,000	94,000	70,148	1,481,214
Max S. Byfuglin	72,125	2,008,362	39,500	109,125	941,322	1,745,958
Debby R. Zurzolo	40,000	1,134,565	42,500	163,500	1,031,827	3,427,776

(1)	These options were granted pursuant to the 1992 Stock Option Plan, the Year 2000 Employee Option Plan and the 2001 Stock Option Plan. Please refer to Note 4 under Summary Compensation Table. The unexercisable options vest 20% to 100% per year with the final portion vesting in 2007. The options have a term of ten years.

(2)	Represents the difference between the closing price ($36.15) of the Company’s common stock on December 31, 2002, the last trading day of the Company’s 2002 fiscal year, and the exercise price of the options.

9

Equity Compensation Plan Information

        The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under all of the Company’s equity compensation plans as of December 31, 2002.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column) (a)

Equity compensation plans approved by
stockholders	2,235,483	$13.31	1,331,012
Equity compensation plans not approved
by stockholders	2,978,259	$22.66	1,890,691

Total	5,213,742	$18.65	3,221,703

        The shares to be issued under plans not approved by stockholders relate to the Company’s Year 2000 Employee Option Plan. Employees who are or become Named Executive Officers or Directors are not further eligible for stock option grants under this plan. The Company utilizes the Year 2000 Employee Option Plan for three essential purposes: (1) to provide performance-based annual stock option grants to corporate, bakery and field supervision employees in key managerial positions; (2) to provide performance-based stock option grants to restaurant general managers and executive kitchen managers upon assuming their respective positions (the “Managing Equity Program”); and (3) to provide performance-based annual stock option grants to other salaried restaurant-level, bakery and corporate employees (the “CakeStake Plan”). Since the adoption of the Year 2000 Employee Option Plan and as of April 1, 2003, approximately 804 employees had received option grants under the Year 2000 Employee Option Plan. Options granted under this plan generally vest 20% per year. However, options granted under the Managing Equity Program have a five-year “cliff” vesting requirement, and options granted under the CakeStake Plan vest 25% per year starting at the end of the second year of the option period. All stock options granted under the Year 2000 Employee Option Plan require the achievement of certain performance criteria approved by the Board, based either on the Company’s performance and/or the optionees’ individual performance. The Year 2000 Employee Option Plan was adopted by the Board in 2000 and did not require stockholder approval. The Board believes that, while there are many important resources required for the Company to successfully continue its growth, the most critical resource is the availability of highly qualified and experienced restaurant management and support personnel. The Board believes the Year 2000 Employee Option Plan continues to provide an important competitive advantage to the Company with respect to the recruitment, motivation and retention of such personnel.

Employment Agreements

        In March 2001, the Company entered into a three-year employment agreement with David Overton, the Company’s Chairman of the Board and Chief Executive Officer. The agreement provides Mr. Overton with an annual base salary of $450,000 for fiscal 2001; $475,000 for fiscal 2002; and $500,000 for fiscal 2003. Mr. Overton is entitled to participate equitably with other executive officers in any plan of the Company relating to bonuses, stock options, health and life insurance, compensated absences, retirement or other employee benefits. The agreement also provides Mr. Overton with an automobile allowance, reimbursement of his business expenses, and certain additional health and life insurance benefits. If Mr. Overton voluntarily resigns from the Company or is terminated with cause (as defined in the agreement), he will be entitled to receive any unpaid salary earned up through the termination date, plus any unpaid pro rata portion of any incentive plan award for the current fiscal year when such awards are paid to all other plan participants. If Mr. Overton’s employment is terminated without cause prior to a change in control of the Company (as defined in the agreement), or if he dies or is permanently disabled, he or his estate will be entitled to receive a lump sum payment equal to three times his then current annual base salary. If, during the first 18 months after a change in control of the Company, Mr. Overton voluntarily terminates his employment or is terminated by the Company without cause, he will be entitled to receive a lump sum payment of $2 million, and the Company will also pay for certain health and life insurance benefits for Mr. Overton and his dependents for an additional 36 months. In the event that any payment or benefit paid or payable to Mr. Overton under the agreement is subject to any excise tax in connection with the “excess parachute payment” provisions of the Internal Revenue Code, Mr. Overton is entitled to receive an additional “gross-up” payment from the Company such that the after-tax proceeds of the payment to Mr. Overton will be sufficient to pay any such excise tax in full.

        In July 1995, the Company entered into an employment agreement with Gerald W. Deitchle, the Company’s President and Chief Financial Officer. Under this agreement, Mr. Deitchle is provided with an annual base salary ($350,000 for fiscal 2003) which is subject to increase from time to time by the Board. Mr. Deitchle is entitled to other specified benefits such as participation in the Company’s executive-level incentive plan, an automobile allowance, reimbursement of business expenses and health and life insurance benefits. The agreement may be terminated without cause by Mr. Deitchle with 60 days written notice, and may be terminated by the Company at any time without prior notice. If the Company terminates Mr. Deitchle’s employment without cause (as defined in the agreement), he will be entitled to receive an amount equal to two times his annual base salary then in effect, plus any unpaid pro rata salary earned through the termination date. During the first 90 days after a change in control of the Company (as defined in the agreement), Mr. Deitchle may terminate the agreement and receive a lump sum payment equal to two times his then annual base salary in effect plus any unpaid pro rata salary earned through the termination date.

        In June 2002, the Company entered into a three-year employment agreement with Michael P. Berry, President and Chief Operating Officer of The Cheesecake Factory Restaurants, Inc., a wholly-owned subsidiary of the Company. Under this agreement, Mr. Berry is provided with an annual base salary (initially $350,000) which is subject to increase from time to time by the Board. Mr. Berry is entitled to other specified benefits such as participation in the Company’s executive-level incentive plan, an automobile allowance, reimbursement of business expenses and health and life insurance benefits. The agreement may be terminated at any time without prior written notice and without cause by Mr. Berry, and may be terminated by the Company at any time without prior notice. If the Company terminates Mr. Berry’s employment without cause (as defined in the agreement), he will be entitled to receive an amount equal to his annual base salary then in effect, plus any unpaid pro rata salary earned up to the date of termination, plus any unpaid pro rata portion of any incentive plan awards for the current fiscal year when awards are paid to all other plan participants, plus an accelerated vesting of stock options granted to him under the Company’s stock option plans according to a predetermined schedule in the agreement.

        In August 2001, the Company entered into an employment agreement with Peter J. D’Amelio, currently President and Chief Operating Officer of Grand Lux Cafe LLC, a wholly-owned subsidiary of the Company. Under this agreement, Mr. D’Amelio is provided with an annual base salary ($300,000 for fiscal 2003) which is subject to increase from time to time by the Board. Mr. D’Amelio is entitled to other specified benefits such as participation in the Company’s executive-level incentive plan, an automobile allowance, reimbursement of business expenses and health and life insurance benefits. The term of the agreement is the later of three years from its anniversary date or 24 month from the date of a change of control of the Company (as defined in the agreement). The agreement may be terminated at any time without prior written notice and without cause by Mr. D’Amelio, and may be terminated by the Company at any time without prior notice. If a change of control or a termination due to death or disability occurs, then all unvested stock options granted to him under the Company’s stock option plans during or prior to fiscal year 2000 will immediately vest. In addition, if a change of control occurs, then all unvested stock options granted to him under the Company’s stock option plans during and after the Company’s fiscal year 2001, which would have vested on or before 364 days from the date of the change of control, will immediately vest. If Mr. D’Amelio voluntarily resigns from the Company with good reason (as defined in the agreement) not prior to six months and not later than 24 months following a change in control, or if Mr. D’Amelio is terminated by the Company without cause on or before 24 months after a change of control, he will be entitled to receive a lump sum payment equal to six months’ base salary, plus the continuation of certain employee insurance benefits for a period of time specified in the agreement, plus a pro rata portion of any incentive plan award for the current fiscal year when awards are paid to all other plan participants. If Mr. D’Amelio is terminated due to death or disability, he will receive a pro rata portion of any incentive plan award for the current fiscal year when awards are paid to all other plan participants.

        In April 1999, the Company entered into an employment agreement with Debby R. Zurzolo, the Company’s Senior Vice President, General Counsel and Secretary. Under this agreement, Ms. Zurzolo is provided with an annual base salary ($280,000 for fiscal 2003) which is subject to increase from time to time by the Board. Ms. Zurzolo is entitled to other specified benefits such as an automobile allowance, reimbursement of business expenses and health and related insurance benefits. The agreement may be terminated without cause by Ms. Zurzolo with 90 days written notice, and may be terminated by the Company at any time without prior notice. If the Company terminates Ms. Zurzolo’s employment without cause (as defined in the agreement), she will be entitled to receive an amount equal to two times her annual base salary then in effect, plus any unpaid pro rata salary earned up to the date of termination, plus any unpaid pro rata portion of any incentive plan awards for the current fiscal year when awards are paid to all other plan participants, plus an accelerated vesting of stock options granted to her under the Company’s stock option plans according to a predetermined schedule in the agreement.

Performance Incentive Plan

        The Board activated the Company’s Performance Incentive Plan, as amended (the “Incentive Plan”) during fiscal 1998. All executive officers and other officer and director-level staff employees are eligible for annual cash bonuses under the Incentive Plan. Under the terms of the Incentive Plan, the Compensation Committee establishes targeted financial goals based on income from operations, net income, net income per share, return on assets, return on equity, growth in earnings or other financial measures. Participants are assigned a target bonus equal to 10% to 50% of their annual base salary. Actual bonuses are awarded by the Compensation Committee at the end of each fiscal year based on the degree of achievement of the targeted financial goals. Participants are assigned threshold target and maximum cash bonus levels as a percentage of their respective base salaries, based upon their level of responsibilities with the Company. No cash bonuses were awarded under the Incentive Plan for fiscal 1998, as the threshold financial goals were not achieved. Targeted financial goals were achieved for fiscal 1999 and 2000, while the threshold goal was achieved for fiscal 2001and 2002. Financial objectives have been set for fiscal 2003 that are linked to the attainment of a targeted income from operations goal established by the Compensation Committee and approved by the Board. The Incentive Plan was amended during fiscal 2002 to allow the Compensation Committee to establish individual target performance objectives and award individual bonuses based upon achievement of such performance objectives equal to 1% to 100% of his or her annual base salary.

Executive Savings Plan

        Effective October 1999, the Company adopted the Executive Savings Plan (the “ESP”) in order to provide a tax-advantaged savings vehicle to help it attract, retain and motivate executives with the essential qualifications to successfully manage the Company’s continuing growth. The ESP is a nonqualified, deferred compensation plan for highly compensated Company employees as defined in the ESP and who are otherwise ineligible for participation in the Company’s qualified defined contribution savings plan under section 401(k) of the Internal Revenue Code. The ESP allows participating executives to defer the receipt of up to 25% of their salaries and 100% of their eligible bonuses. The Company currently matches, with cash, 1% of the first 4% of annual salaries deferred by participating employees. The Company’s matching contribution vests 25% annually beginning with the end of the employee’s second year of participation in the ESP. Employee deferrals and the Company match are deposited into a “rabbi” trust established by the Company, and the funds are generally invested in individual variable life insurance contracts owned by the Company which are specifically designed to informally fund executive savings plans of this nature.

Relocation Loan

        In April 2002, the Company made a relocation loan to Michael J. Dixon, the Company’s Vice President of Finance, Controller and Chief Accounting Officer, and his spouse in the original principal amount of $203,000. The purpose of the loan was to assist in Mr. Dixon’s move to a location closer to the Company’s principal executive offices. The loan is secured by a deed of trust on Mr. Dixon’s residence and a pledge of certain options to purchase shares of the Company’s stock issued to Mr. Dixon (and shares issued on exercise of the stock options). The loan bears interest at a rate of 5% per annum plus the difference, if any, from time to time, between the prime rate of interest, as defined, less the prime rate as of the date of the loan. The loan provides for repayment of principal in the amounts of $25,000, $50,000, and $50,000 on April 30, 2003, 2004 and 2005, respectively. The balance of the outstanding principal and all accrued and unpaid interest is due and payable on April 30, 2006. The Company may accelerate the loan if, among other things, Mr. Dixon’s employment ceases for any reason. During the year ended December 31, 2002, the largest amount of indebtedness outstanding under this relocation loan was $210,422.60. At April 1, 2003, the outstanding indebtedness on this loan was $212,563.20. This relocation loan was made prior to the implementation of the restrictions under the Sarbanes-Oxley Act in July 2002. In accordance with the Sarbanes-Oxley Act, the Company will not materially modify or renew this loan.

Report of the Compensation Committee of the Board on Executive Compensation

        The report of the Compensation Committee of the Board shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Overview and Philosophy

        The Compensation Committee is composed entirely of independent directors and is responsible for developing and making recommendations to the Board with respect to the Company’s executive compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other Named Executive Officers of the Company. The Compensation Committee is also responsible for setting and administering the policies which govern the Company’s 1992 Performance Employee Stock Option Plan, the 2001 Stock Option Plan, the Incentive Plan and the ESP.

        There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

        The Company’s executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Compensation Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies in the foodservice industry;

•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

•	To encourage long-term performance through the use of long-term incentives such as stock options that align the interests of employees and stockholders.

Annual Base Salaries

        Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s executive officers during the coming year (other than those base salaries previously established pursuant to existing employment agreements), subject to the approval of the Board. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance as well as the performance of the Company as a whole and current market conditions.

Annual Incentive Compensation

        The Company’s Incentive Plan is the Company’s annual cash bonus program for executive officers and other officer and director-level staff employees. Under the Incentive Plan, the Compensation Committee establishes targeted financial goals based on net income, net income per share, return on assets, return on equity, growth in earnings or other financial measures. Each participant is assigned a target bonus award equal to 10% to 50% of the participant’s annual base salary. The actual bonuses shall be awarded by the Compensation Committee at the end of each fiscal year based on the achievement of the targeted financial goals. Participants are assigned threshold, target and maximum cash bonus levels as a percentage of their respective base salaries based upon their levels of responsibilities with the Company. Financial objectives have been set for fiscal 2003 that are linked to the attainment of a targeted income from operations goal established by the Compensation Committee and approved by the Board. The Incentive Plan was amended during fiscal 2002 to allow the Compensation Committee to establish individual target performance objectives and award individual bonuses based upon achievement of such performance objectives equal to 1% to 100% of his or her annual base salary.

Long-term Incentive Compensation

        The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. Stock options utilize vesting periods to encourage key employees to continue in the employ of the Company.

        The Board adopted the 1992 Stock Option Plan and the 2001 Stock Option Plan. The 1992 Stock Option Plan was approved by stockholders at the 1993 Annual Meeting of Stockholders, and the 2001 Stock Option Plan was approved by stockholders at the 2001 Annual Meeting of Stockholders. Both plans authorize the Compensation Committee to award stock options to Named Executive Officers and other key employees at exercise prices, vesting schedules and on other terms established by the Committee. The Company maintains two other stock option plans, the 1997 Director Plan and the Year 2000 Employee Option Plan, a broad based plan which is principally intended for the Company’s restaurant general managers, executive kitchen managers and middle management employees. Named Executive Officers do not participate in either of these plans.

Compensation of the Chief Executive Officer

        In March 2001, the Compensation Committee approved a three-year agreement for Mr. Overton. Under the terms of that agreement, Mr. Overton’s base salary was set at $450,000 for fiscal 2001; $475,000 for fiscal 2002; and $500,000 for fiscal 2003. Other terms of Mr. Overton’s agreement are disclosed under the caption “Employment Agreements.”

        The Compensation Committee established the annual base salary and other terms of Mr. Overton’s three-year agreement based on Mr. Overton’s performance record, his status in the restaurant industry and his experience and leadership. The Compensation Committee concluded that Mr. Overton’s employment agreement and stock option awards significantly benefit the Company and its stockholders by securing Mr. Overton’s services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the Proxy Statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its stockholders. The Company is not currently compensating any Named Executive Officers at levels that would cause this annual limitation on corporate federal tax deductions to apply and has no current plans to do so. Accordingly, the Compensation Committee has not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. If it appears that any Named Executive Officer will likely be approaching the $1,000,000 compensation limitation in the near future, the Compensation Committee will review whether such payments should be structured as to qualify as deductible performance-based compensation.

Respectfully submitted, Thomas L. Gregory Jerome I. Kransdorf Wayne H. White

14

Price Performance Graph

        Set forth below is a graph comparing the total return on an indexed basis of a $100 investment in the Company’s common stock, the S&P 400 Midcap Index, the Nasdaq Composite® (US) Index and the Nation’s Restaurant News Stock Index. The measurement points utilized in the graph consist of the last trading day in each calendar year, which closely approximates the last day of the respective fiscal year of the Company.

Comparison of Five-Year Cumulative Total Return on $100 Investment
Among The Cheesecake Factory Incorporated, S&P 400 Midcap Index,
Nasdaq Composite® (US) Index and the Nation’s Restaurant News Stock Index

	12/31/97	12/31/98	12/31/99	12/29/00	12/31/01	12/31/02
The Cheesecake Factory Incorporated	$100	$146	$172	$283	$385	$400
S&P 400 Midcap Index	$100	$111	$126	$146	$144	$122
Nasdaq Composite® (US) Index	$100	$141	$261	$157	$125	$ 86
Nation’s Restaurant News Stock Index	$100	$134	$128	$125	$124	$103

Report of the Audit Committee of the Board

        During fiscal 2002, Messrs. Gregory, Kransdorf and White served on the Audit Committee, with Mr. Gregory serving as Chairman. Mr. Matthies was appointed a member of the Audit Committee upon his election to the Board in March 2003. All Audit Committee members meet the independence and experience requirements of the Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which is attached as Appendix A to this Proxy Statement.

        The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

        As more fully described in its charter, the Audit Committee oversees the Company’s financial reporting, corporate governance and internal control processes on behalf of the Board, as well as the independent audit of the Company’s consolidated financial statements by the Company’s independent auditors, PricewaterhouseCoopers LLP (“PWC”). Management has the primary responsibility for the Company’s financial statements and the financial reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s audited financial statements for fiscal 2002 with management and PWC. The Audit Committee’s review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the Company’s consolidated financial statements. Management and PWC have represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

        The Audit Committee reviewed with PWC such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with PWC the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1. The Audit Committee discussed with PWC the overall scope and plans for their audit. The Audit Committee meets with PWC, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

        Based upon these reviews and discussions, the Audit Committee has approved the recommendation of Company management that the audited consolidated financial statements for the fiscal year ended December 31, 2002 be included in the Company’s Annual Report on Form 10-K filed with SEC.

Respectfully submitted, Thomas L. Gregory, Chairperson Jerome I. Kransdorf Wayne H. White

16

INDEPENDENT AUDITORS

        The Board, upon the recommendation of the Audit Committee, appointed PWC as the Company’s independent auditors to conduct the audit of the Company’s books and records for the fiscal year ended December 31, 2002. PWC has also served as the Company’s independent auditors since the Company’s inception in 1992. Representatives of PWC are expected to be present at the Annual Meeting of Stockholders to respond to questions and to make a statement should they so desire.

Audit Fees

        The aggregate fees billed by PWC for professional services rendered for the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2002 and for the reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $151,624.

Financial Information Systems Design and Implementation Fees

        There were no fees billed by PWC for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

        The aggregate fees billed by PWC for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees,” for the fiscal year ended December 31, 2002 were $33,224. These fees were for corporate tax consultation services ($24,211) and for audits of the Company’s 401(k) plans ($9,013). The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of the independent auditors.

STOCKHOLDER PROPOSALS

        The Culinary Workers Union, Local 226 in Las Vegas, Nevada, owner of 106 shares of common stock, has notified the Board that it intends to solicit proxies from the Company’s stockholders with respect to the non-binding proposals discussed below. The Board has been and continues to be committed to effective corporate governance at the Company, consistent with its fiduciary duties and current laws and regulations, including the Sarbanes-Oxley Act of 2002 and recently promulgated SEC regulations and Nasdaq rules.

PROPOSAL 2
STOCKHOLDER APPROVAL OF EQUITY COMPENSATION PLANS

        The Culinary Workers Union, Local 226 in Las Vegas, Nevada, owner of 106 shares of common stock, has notified the Board that it intends to solicit proxies from the Company’s stockholders with respect to the following proposal:

        RESOLVED, that the shareholders of The Cheesecake Factory (“the Company”) request the Board of Directors adopt a policy to submit to shareholder approval all equity compensation plans, including the Year 2000 Performance Stock Option Plan.

Supporting Statement

        Equity-based compensation plans have been used for many years by the Company to provide incentives for attracting and retaining qualified employees. Shareholders, including the proponent of this resolution, have supported the reasonable use of stock options. However, we believe that excessive dilution of shareholders’ equity related to such plans can be unfair and costly to existing shareholders.

        Since 1992, the Company has authorized over 16 million stock options for employees, executives, and directors of the company. From 1995 through 2002 more than 7.6 million stock options have been exercised by employees or over 15% of the outstanding shares (in 2002) leading to significant dilution at the company. The Street.com wrote on January 16, 2003 that “Cheesecake illustrates well the “dirty little secret” of dilution from options. Its option program has resulted in a material transfer of property from shareholders to company management.”

        At the end of 2002, the Company’s “option overhang” (the number of options outstanding and available for grant divided by shares outstanding) was over 17%. That means there is the potential of an additional 17% of the company’s shares being introduced into the market, further diluting shareholders. On February 15, 2003, Standard and Poors noted in a report about The Cheesecake Factory that “Investors should be aware that the company’s use of stock option grants could significantly dilute future earnings.”

        Given the risks of dilution at the Company, we are concerned that shareholders have never approved one of the major stock option plans at the Company. At the 1999 annual meeting, the Board adopted the Year 2000 Performance Stock Option Plan (the “Plan”) without shareholder approval. The Company did not disclose the existence of the Plan to shareholders until almost a year later, filing the Plan as an exhibit to a Registration Statement. Over the last 3 years, our Board of Directors has steadily authorized shares for grant under the plan from 675,000 shares in 1999 (split adjusted) to over 5.3 million shares in 2002 all without shareholder approval.

        Our Company did not require shareholder approval of the Plan because of the listing regulations of Nasdaq which do not require approval of “broad based” stock option plans. However, reacting to widespread criticism of the abuse of stock option plans, Nasdaq has proposed requiring shareholder approval of most option plans. The rules await final approval from the SEC.

        Given the potential dilution resulting from this plan, and given that the Plan allows the Board to terminate the Plan at any time, we believe the Company should submit the Plan and future stock option plans for shareholder approval, whether or not the proposed Nasdaq rule is adopted.

        By voting for this resolution, shareholders can send a message strongly supporting the right of shareholders to vote on equity compensation plans.

Board of Directors’ Response

        The Company’s stockholders have approved all of its stock option plans except the Year 2000 Performance Stock Option Plan (the “Year 2000 Employee Option Plan”), a plan in which Named Executive Officers and directors are not eligible to participate. The Board believes that the Company’s superior stockholder return during the past several years was largely due to the commitment, dedication and successful execution of staff members at all levels of the Company’s organization and that the Year 2000 Employee Option Plan has provided and will continue to provide an important competitive advantage to the Company with respect to the recruitment, motivation and retention of critical personnel, without excessive reduction in value to stockholders.

Named Executive Officers and Directors Are Eligible to Receive Stock Option Grants Only Under Option Plans Approved by the Stockholders. The Year 2000 Employee Option Plan was adopted by the Board in 2000 and did not require stockholder approval under Delaware law, Nasdaq requirements, or SEC regulations. The Board has granted stock options to Named Executive Officers and directors only under plans which have been approved by stockholders — the 2001 Stock Option Plan (“2001 Option Plan”), which was approved by stockholders in 2001 and the 1997 Non-Employee Director Stock Option Plan, (“1997 Director Plan”), which was approved by stockholders in 1997.

The Year 2000 Employee Option Plan Serves Essential Corporate Purposes. The Company utilizes the Year 2000 Employee Option Plan for three essential purposes: (1) to provide performance-based annual stock option grants to corporate, bakery and field supervision employees in key managerial positions; (2) to provide performance-based stock option grants to restaurant general managers and executive kitchen managers upon assuming their respective positions (the “Managing Equity Program”); and (3) to provide performance-based annual stock option grants to other salaried restaurant-level, bakery and corporate employees (the “CakeStake Plan”). Since the adoption of the Year 200 Employee Option Plan through April 1, 2003, approximately 804 restaurant management, bakery management and corporate support staff members below the executive officer level have been awarded one or more stock option grants under the Year 2000 Employee Option Plan. Stock options granted under the Year 2000 Employee Option Plan generally vest 20% per year. However, stock options granted under the Managing Equity Program have a five-year “cliff” vesting requirement, and options granted under the CakeStake Plan vest 25% per year starting at the end of the second year of the option period. All stock options granted under the Year 2000 Employee Option Plan require the achievement of certain performance criteria approved by the Board, based either on the Company’s performance and/or the optionee’s individual performance. Directors and Named Executive Officers are not eligible to participate in the Year 2000 Employee Option Plan.

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The Total Cost of the Company’s Current Stock Option Plans Remains Within Institutional Shareholder Service’s Current Allowable Cap for the Company for the Combined Cost of Voting Power Dilution and Stockholder Value Transferred. When the 2001 Option Plan was structured for stockholder approval, the Company consulted with Institutional Shareholders Services, Inc. (“ISS”), the world’s leading provider of proxy voting and corporate governance services. ISS provides advisory services to more than 950 institutional and corporate clients throughout North America and Europe with its core business — analyzing proxies and issuing informed research and objective vote recommendations for more than 10,000 U.S. and 12,000 non-U.S. stockholder meetings each year. The Board structured the 2001 Option Plan to take into account the prior existence of all stock option plans, including the Year 2000 Employee Option Plan and the 1997 Director Plan. Utilizing the ISSue Compass™ proprietary option pricing model developed by ISS for valuing stock-based incentive plans, the combined cost of the Company’s stock option plans (including the 2001 Option Plan and the 1997 Director Plan) were within the allowable cap established for the Company by ISS for the combined cost of voting power dilution and shareholder value transferred. The allowable cap established by ISS is industry specific, market-cap based, and pegged to the average combined cost of those companies performing in the top quartile of their peer group. In March 2003, the ISSue Compass option pricing model was updated with current information on the Company’s stock option plans. The total cost of the Company’s current stock option plans, including the Year 2000 Employee Option Plan, remains within ISS’s current allowable cap for the Company for the combined cost of voting power dilution and shareholder value transferred.

The Year 2000 Employee Option Plan Contributes to the Overall Performance of the Company. The Board believes that the Company’s superior stockholder return was largely due to the commitment, dedication and successful execution of staff members at all levels of the Company’s organization. In fiscal 2002, the Company granted stock options under the Year 2000 Employee Option Plan to approximately 677 Company staff members — none of whom were named executive officers or directors at the time of grant. The Board believes that the Company’s Year 2000 Employee Option Plan and similar option plans permitting the grant of stock options to staff members are an increasingly vital element of the Company’s ability to recruit, develop, motivate and retain high-performance staff members who will have the responsibility of sustaining its performance going forward. The Board believes that these types of broad based stock option plans also reinforce the entrepreneurial environment and spirit of a small company by providing real incentives for these staff members to sustain and enhance the Company’s long-term performance. Given the highly competitive markets in which the Company operates, the opportunities for recruiting qualified personnel, and the volatility of the equity markets generally, the Board requires the flexibility to add option shares as needed, and modify the currently existing plan as conditions require. In making any decision to add shares to any equity compensation plan, the Board has and will continue to carefully weigh the potential impact of such actions on the Company’s stockholders, the current stock price and the Company’s financial condition and reporting obligations, as well as the alternatives available, if any, to continue to provide incentives to employees.

Stockholder Returns Have Not Been Negatively Affected by the Company’s Stock Option Plans. Employee stock options only have value if the Company’s stock price increases in value. The Wall Street Journal’s 2002 “Shareholder Scoreboard”(published on March 10, 2003) ranked the Company’s five-year average total return to stockholders first among restaurant companies and 24th among the 1,000 companies included in the scoreboard. In addition, the dilutive effect of stock options (using the treasury stock method) has always been reflected in the Company’s diluted net income per share in accordance with generally accepted accounting principles. During the past three fiscal years, the dilutive impact of stock options (net of cancellations) on net income per share has actually decreased from 7.2% for fiscal 2000 to 4.0% for fiscal 2002. Compared to other publicly held casual dining companies, the Board believes the Company’s stock option plans are not excessively dilutive to stockholders. Based on the Company’s review of the 2001 financial statements for 23 such companies, reported net income would have been reduced for these companies on average by 15% had compensation expense for stock options been recorded per the Financial Accounting Standards Board (the “FASB”) Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation,” (SFAS No. 123”). For fiscal 2001, the Company’s net income would have been reduced by only 16% on the same measure and would have been reduced by only 13% for fiscal 2002.

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        The Board strongly believes that, while there are many important resources required for the Company to execute successfully its national expansion plan, the most critical resource is the availability of highly qualified and experienced restaurant management, field supervision and corporate support staff members. The Board believes that the Company’s stock option plans, and particularly the Year 2000 Employee Option Plan, have provided and will continue to provide an important competitive advantage to the Company with respect to the recruitment, motivation and retention of such critical personnel. Since the Year 2000 Employee Option Plan has been in place for approximately three years; is not excessively dilutive to stockholders; and continues to be a critically important program for the recruitment, motivation and retention of over 600 critical staff members at all levels of the Company’s organization, the Board believes that it is not necessary for stockholders to approve this plan. The Board will continue to obtain stockholder approval for all stock option plans that require such approval as mandated by Delaware law, Nasdaq listing requirements and SEC regulations.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PROPOSAL 3
EXPENSE STOCK OPTIONS

        The Culinary Workers Union, Local 226 in Las Vegas, Nevada, owner of 106 shares of common stock, has notified the Board that it intends to solicit proxies from the Company’s stockholders with respect to the following proposal:

        RESOLVED, that the shareholders of The Cheesecake Factory (the “Company”) hereby request that the Company’s Board of Directors establish a policy of expensing in the Company’s annual income statement the costs of all future stock options issued by the Company.

Supporting Statement

        Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Most companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company’s operational earnings.

        In our view, the lack of option expensing can promote excessive use of options in a company’s compensation plans, obscuring and understating the cost of compensation. Our Company has used stock options as a compensation tool without directly accounting for the costs in the income statement.

        Prominent voices in the financial community are now calling for option expensing. “The failure to expense stock option grants has introduced a significant distortion in reported earnings,” stated Federal Reserve Board Chairman Alan Greenspan. “Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company’s worth.”

        Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002 that “Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all C.E.O.’s have told their shareholders that options are cost-free. When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don’t belong in the earnings statement, where in the world do they belong?”

        Many companies have responded to investors’ concerns abouttheir failure to expense stock options. In recent months, more than 100 companies, including such prominent ones as Coca Cola, Washington Post, and General Electric, have decided to expense stock options in order to provide their shareholders more accurate financial statements. Our Company has yet to act.

Board of Directors’ Response

        The Board believes that expensing options in the Company’s annual income statement would not be in the best interests of the Company or its stockholders at this time. Rather, the Board believes that the Company’s stockholders would benefit from greater clarity and comparability if the Company continues its practice of disclosing the value of stock options in the footnotes to its financial statements, consistent with generally accepted accounting principles.

The Company’s Disclosure of Stock Options Complies with Current Accounting Rules. Current accounting rules give companies the choice of accounting for stock options using the intrinsic value method, which generally results in recording no expense for stock option awards, or the fair value method, which generally results in expense recognition. Accounting rules further require that the impact of the fair value method be disclosed in the footnotes to the financial statements if the intrinsic value method is used. The dilutive effect of stock option grants, calculated using the treasury stock method, has always been reflected in the Company’s earnings per share in accordance with generally accepted accounting principles. The Company’s disclosures regarding stock options is in full compliance with current accounting rules.

The Company Follows the Accounting Policy that is Currently Followed by Most Public Companies. Most public companies account for employee stock-based compensation, including stock options, using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” The “intrinsic value” of the option is the amount by which the quoted market price of the stock exceeds the exercise price of the option on the date of grant. Generally, option awards have no intrinsic value on the date of grant if the exercise price is equal to the market price of the stock on that date. In addition, substantially all of the options granted to Company employees are subject to vesting requirements and cannot be exercised on the grant date. Therefore, the Board believes the Company’s use of the “intrinsic value” method provides both a transparent and accurate picture of the Company’s earnings, consistent with the current practices of most public companies and generally accepted accounting principles. The fair value method, prescribed by SFAS No. 123 computes compensation expense based on the fair value of the option at the date of grant. “Fair value” is determined using an option-pricing model that takes into account multiple factors in estimating value. However, no uniform or conventional methodology is currently mandated for computing fair value, and the provisions of SFAS No. 123 related to fair value calculation are subject to interpretation which can have a material impact on the calculation of expense. A widely used method for computing the fair value of options is the “Black-Scholes” option pricing model. However, the Board is concerned that the Black-Scholes model does not fully take into consideration factors that are unique to employee stock options. The Black-Scholes model was developed to determine values for marketable options with relatively short exercise periods. Attributes specific to employee stock options (such as non-transferability and multi-year vesting requirements) have not been incorporated in the Black-Scholes model. As a result, the Board believes it may not be the best method for measuring the expense associated with employee stock options and may produce results that are not indicative of the actual costs of such options. Additionally, the FASB has issued SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure-an Amendment of FASB Statement No. 123,” (“SFAS No. 148”) which redefines the transition provisions for companies electing to adopt the fair value method and also expands disclosure requirements to quarterly filings for those companies retaining the intrinsic value method. SFAS No. 148 does not require the adoption of the fair value method. Accordingly, the Board believes that the Company should continue to account for stock options using the same methodology as is currently used by the vast majority of public companies consistent with current law.

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A Change in the Method that the Company Accounts for Stock Options Would be Premature. The United States Congress is currently considering various bills relating to the accounting treatment of stock options. In addition, the FASB recently added to its agenda a project that will seek to improve the accounting and disclosures related to stock-based compensation. Among other issues, this project will address whether to require that the cost of employee stock options be treated as an expense. The FASB plans to start deliberating the key issues on this subject at future public meetings with a view to issuing an Exposure Draft later this year that could become effective in 2004. This new FASB project could provide more information on appropriate ranges for the assumptions impacting the calculation of fair value. Accordingly, while these and other efforts are underway to develop new models to calculate the fair value of employee stock options, the Board and Audit Committee believe that the best approach is to wait for appropriate regulators to provide final direction on this issue.

Adoption of the Proposal Would Make it Difficult to Compare the Company’s Operating Results with Other Companies. The Board believes that it is in the best interest of stockholders for the Company to follow the most widely used industry practice with respect to stock option accounting. The uncertainties associated with a current adoption of SFAS No. 123 may lead to financial statements that are not comparable with other companies and which are not used by the majority of companies in our industry. Consequently, the Board has determined that the intrinsic value method remains the preferable choice, both because it is currently the most widely used standard and because it provides complete information to evaluate the Company with or without the inclusion of stock options as an expense.

Adoption of the Proposal will not Provide Stockholders with any Additional Information. While an estimated value of expense for stock options is not included in the Company’s consolidated statement of earnings, the impact of the potential expense is clearly disclosed in the notes to the Company’s Consolidated Financial Statements, giving stockholders information necessary to evaluate the Company’s earnings under the alternate methodology. As reflected in note 10 of the notes to the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2002, use of the fair value method would have had an estimated impact on net income of 12 cents per share in fiscal 2002 compared to 13 cents per share for the prior fiscal year. The Board also notes that a recent study by the management consulting firm, Towers Perrin, found that announcement of option expensing had no effect on a company’s share price. A press release regarding this study is available on the Towers Perrin website (www.towers.com). As part of the Company’s commitment to improve continuously its financial disclosure, the estimated fair value method of accounting for stock options will be updated and included in each of the Company’s quarterly reports on Form 10-Q. Accordingly, the Board believes that adoption of the proposal will not provide stockholders with any additional information not already available and reflected in the Company’s Consolidated Financial Statements.

        The Board shares the desire with stockholders to have transparent and accurate accounting policies implemented in a prudent manner with full and complete information as it pertains to this issue. Since the FASB is actively engaged in establishing policies with respect to the expensing of stock options, the Board believes that any attempt to implement this proposal would be premature. Rather, the Board believes the best way to accomplish this objective at this time is to retain the current accounting policy with respect to stock options and await the official pronouncement from the FASB or regulators on whether, and if so, how, to expense stock options.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PROPOSAL 4
SHAREHOLDER APPROVAL OF POISON PILLS

        The Culinary Workers Union, Local 226 in Las Vegas, Nevada, owner of 106 shares of common stock, has notified the Board that it intends to solicit proxies from the Company’s stockholders with respect to the following proposal:

        RESOLVED, that shareholders of The Cheesecake Factory urge the Board of Directors to submit its Stockholder Rights Plan or “Poison Pill” to a shareholder vote for approval, and if this approval is not granted in the form of a majority of shares outstanding, then the rights plan be redeemed.

Supporting Statement

        On August 4, 1998, the Board of Directors of the Company adopted, without shareholder approval, a poison pill labeled a “Stockholder Rights Plan.” We believe this plan injures shareholders by reducing management accountability. The plan provides that should the Board be opposed to an offer for more than 15% of stock, then the Board can dilute the potential acquirer’s interests by giving all other shareholders an additional share of stock for each share owned.

        Because the poison pill so dramatically curtails shareholders’ rights to sell their stock, we believe shareholders not management should approve the adoption of any poison pill.

        Nell Minow and Robert Monks note in their book Power and Accountability that poison pills “amount to major de facto shifts of voting rights away from shareholders to management, on matters pertaining to the sale of the corporation. They give target boards of directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.”

        The Council of Institutional Investors an organization of large corporate, union, public pension plans calls for shareholder approval of all poison pills in its Shareholder Bill of Rights. Institutional Shareholder Services (ISS), a leading corporate governance advisor, notes that “since investors suffer a diminuation of power as a result of the adoption of anti-takeover proposals, only shareholders should have the right to give this power away.”

        Therefore, to assure shareholders that management respects the rights of shareholders to participate in the decisions that govern their own rights as shareholders and the Company’s governance, we urge the Board to put the Stockholder Rights Plan up for a vote.

Board of Directors’ Response

        The Board adopted a stockholder rights plan in 1998 to protect stockholders in the event of certain unsolicited attempts to acquire control of the Company including, but not limited to, a partial or two-tier tender offer that fails to treat all stockholders equally; a “creeping acquisition” of the Company by the purchase of stock on the open market; and other acquisition tactics that the Board believes are unfair to stockholders and are not in their best interests.

The Company’s Stockholder Rights Plan Serves Important Functions. A major function of the rights plan is to give the Board a greater period of time within which it can properly evaluate the adequacy of an acquisition offer, investigate alternatives, and take steps necessary to maximize stockholder value. A second important function of the stockholder rights plan is to induce a potential bidder for the Company to negotiate with the Board and thus strengthen the Board’s bargaining position for the benefit of all stockholders. The stockholder rights plan thus enables the Board, as elected representatives of the stockholders, to better respond to an unsolicited acquisition proposal.

The Stockholder Rights Plan Does not Preclude a Sale of the Company. It is important to keep in mind that the Company’s stockholder rights plan does not prevent an offer to acquire the Company at a price and on terms that are fair and in the best interests of stockholders. In responding to an acquisition proposal, the Board, of which four of the current five members are outside directors, recognizes the obligation to fulfill its fiduciary duties to the Company and its stockholders. The Board believes that the Company’s stockholder rights plan is consistent with these interests. The Board’s belief is supported by numerous studies and reports, including the following:

1.	A 1994 study by the University of Rochester researchers, Robert Comment and G. William Schwert, which concluded that the adoption of rights plans has no meaningful effect on stock price. Significantly, the study concluded that rights plans “are reliably associated with higher premiums for selling shareholders.” This study was published in the Journal of Financial Economics, volume 39, pages 3-43 (1995).

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2.	A 1997 study of 319 merger and acquisition transactions completed between 1992 and 1996 published by Georgeson Shareholder Communications Inc. (“Georgeson”), a nationally recognized proxy solicitation and investor relations firm. This study found that stockholders of target companies with stockholder rights plans received “significantly higher” takeover premiums than did stockholders of target companies without such plans. This study also concluded that the existence of a stockholder rights plan at a target company did not increase the likelihood of the withdrawal of a friendly takeover bid nor the defeat of a hostile one. This study is currently available at Georgeson’s website, www.georgeson.com.

Many Public Companies Have Adopted Stockholder Rights Plans. Similar plans have been adopted by over 2,300 public companies, presumably for similar reasons.

        The Board believes that the proposal would directly interfere with the ability of the Board, as well as any future Board, to fulfill its fiduciary duties to the Company’s stockholders. The Board believes that redeeming the stockholder rights plan would remove an important tool that allows the Board more time to evaluate an acquisition offer and to bargain with a potential bidder on behalf of the stockholders. The Board further believes that it is not necessary to submit the stockholder rights plan to stockholders for approval because the stockholder rights plan was properly adopted almost five years ago and serves to benefit all stockholders.

         THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PROPOSAL 5
DECLASSIFY THE BOARD OF DIRECTORS

        The Culinary Workers Union, Local 226 in Las Vegas, Nevada, owner of 106 shares of common stock, has notified the Board that it intends to solicit proxies from the Company’s stockholders with respect to the following proposal:

        RESOLVED, that shareholders of The Cheesecake Factory urge the Board of Directors to repeal the provisions in the Articles of Incorporation and Bylaws that provides for the Company’s classified board. The declassification shall be completed in a manner that does not affect the unexpired terms of Directors previously elected.

Supporting Statement

        The Cheesecake Factory’s Board of Directors is divided into three classes of directors serving staggered three-year terms. This means an individual director faces election only once every three years, and shareholders only vote on roughly a third of the board each year.

        We believe that the staggered structure of The Cheesecake Factory’s board is not in the best interests of shareholders because it reduces the accountability of the Board to shareholders and is an unnecessary takeover defense. In addition, because directors at the Company may only be removed “for cause,” it is our view that the Board is further entrenched at the Company. Shareholders should have the opportunity to vote on the performance of the entire board each year.

        Moreover, according to a May, 2002 study by Harvard University’s John M. Olin Center For Law, Economics, And Business, classified boards may not lead to higher premiums for companies subject to hostile takeovers. According to the study, Shareholders of targets that remained independent were made worse off, on average, than shareholders of targets that accepted either the hostile bid or a white knight offer. Furthermore, effective staggered boards did not seem to provide sufficient countervailing benefits, in terms of increased premiums, to offset the costs of remaining independent. Overall, the authors estimate that effective staggered boards reduced returns for shareholders of hostile bid targets on the order of 8-10 percent in the nine months after the hostile bid was launched.”

        In addition, many institutional investors are increasingly opposed to classified boards, including Fidelity, the California Public Employees Retirement System, and Vanguard. According to Georgeson, in 2001 proposals to declassify the board received on average 60% of votes cast.

        We urge shareholders to demand that The Cheesecake Factory declassify the Board, and adopt annual elections.

Board or Directors’ Response

        The Board believes that its classified structure, which has been in place since the Company’s initial public offering in 1992, continues to be in the best interests of the Company and its stockholders. According to the Company’s Bylaws, the Board is divided into three classes with the director(s) in each class serving a three-year term. The Board believes that both the Board and the Company benefit from this structure because it provides continuity and stability to the Board; facilitates effective long-term planning by the Board; enhances the independence of non-management directors; and enhances the Board’s ability to negotiate in takeover situations.

A Staggered Board Helps to Ensure Continuity of Experience. The three-year staggered terms of Board members are designed to prevent sudden disruptive changes to the composition of the Board by preventing the election of an entirely new Board in any one year and to ensure that a majority of the directors have prior experience as directors of the Company. This structure provides greater certainty that at all times a majority of the Board will have an in depth understanding of the Company’s business and culture, as well as its growth opportunities. Directors with such understanding of the Company are better positioned to make fundamental decisions about the future of the Company and to provide oversight and guidance to management in implementing such decisions.

A Staggered Board Facilitates Long-Term Planning. The Board also believes that the three-year staggered terms of its members facilitates the Board’s ability to focus on long-term strategic planning. The continuity of Board members from year to year means that Board members can spend the majority of their efforts evaluating opportunities and policies that will affect the growth and vitality of the Company well into the future, instead of spending valuable time being introduced to the Company’s current operations in order to gain an understanding of such operations before effective decision making can occur. The staggered election of Board members also prevents abrupt changes in corporate practices and policies based on an incomplete understanding of the Company and its culture or a failure to fully consider the Company’s long-term objectives, all of which might occur if the entire Board were replaced in one year. The Board believes that the in-depth knowledge and experience of Board members are particularly important now, given the challenges the Company faces as it continues its growth into a much larger business enterprise.

A Staggered Board Enhances Director Independence. The classified three-year term structure of the Board enhances the independence of non-management directors by providing them with a longer assured term of office. The existence of three year terms for directors also assists the Company in attracting director candidates who are willing to make a longer-term commitment to the Company. As a result, independent directors voice their views without having to continually consider an upcoming nomination for re-election the following year.

A Staggered Board Enhances the Board’s Ability to Negotiate in Takeover Situations.The Board also believes that a classified Board structure enhances the Board’s ability to negotiate the best results for stockholders in the event of a takeover situation. Because at least two annual stockholder meetings will generally be required to effect a change in control of the Board, any potential acquirer cannot circumvent negotiations with the Board, thereby providing incumbent directors with the time and leverage to evaluate any takeover proposal, weigh available alternatives to the Company and negotiate on behalf of all stockholders to maximize value for all stockholders and, if deemed prudent, seek alternatives to unacceptable proposals. However, it is important to note that although a classified Board structure is intended to encourage a person seeking to gain control of the Company to negotiate with the incumbent Board, the structure cannot prevent, by itself, a hostile acquisition.

        The Board believes the benefits of a classified Board do not come at the expense of accountability to stockholders. All of the Company’s directors, regardless of the length of their terms, are required to fulfill their fiduciary duties to the Company and its stockholders. Moreover, since one-third of the directors must stand for election each year, the stockholders have the opportunity annually to vote against the Board’s nominees. The Board believes that the strong financial performance of the Company over many years validates the Board’s commitment to the Company and its stockholders, and demonstrates the responsibility each director feels personally to guide the Company in a manner that benefits all of the stakeholders in the Company.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PROPOSAL 6
SEPARATE THE POSITION OF CHAIRMAN AND CHIEF EXECUTIVE OFFICER

        The Culinary Workers Union, Local 226 in Las Vegas, Nevada, owner of 106 shares of common stock, has notified the Board that it intends to solicit proxies from the Company’s stockholders with respect to the following proposal:

        RESOLVED, that the shareholders of The Cheesecake Factory urge the Board of Directors to amend the Company’s Bylaws to separate the position of the Chairman of the Board and Chief Executive Officer, and that the Chairman be an independent, outside director, elected by the directors.

Supporting Statement

        The Cheesecake Factory’s Board of Directors consists of five directors, with David Overton serving as both the Chairman of the Board and as Chief Executive Officer (“CEO”) of the Company.

        In our view, the positions of Chairman and CEO are distinct jobs requiring different responsibilities. We believe the primary purpose of the board of directors is to protect shareholders’ interests by providing independent oversight of management, including the CEO. We are concerned that one person holding both positions reduces the board’s ability to oversee the Company. For example, a Board Chairman typically sets the Board’s agenda: if the Chairman does not place a problem on the agenda, then outside directors may not learn of it in a timely way.

        In January 2003, the Conference Board, an influential business advisory group, as part of its corporate governance recommendations urged “companies to carefully consider separating the offices of Chairman of the Board and CEO.” The Conference Board noted that “the responsibilities of leading the board and of managing the company are distinct. The CEO is the highest-ranking member of the management team. As such, he or she is accountable for the corporation’s management and performance. As noted above, the board is charged with ensuring that management is carrying out its responsibilities in the company’s and the shareowners’ best long-term interests. Typically, the CEO is a member of the board, but he or she is also part of the management team that the board oversees. This dual role can provide a potential for conflict, particularly in those cases in which the CEO attempts to dominate both the management of the company and the exercise of the responsibilities of the board.”

        Moreover, the Conference Board added that it was “profoundly troubled by the corporate scandals of the recent past. The primary concern in many of these situations is that strong CEOs appear to have exerted a dominant influence over their boards, often stifling the efforts of directors to play the central oversight role needed to ensure a healthy system of corporate governance.”

        Two-thirds of directors responding to a McKinsey & Co. survey favored splitting the roles of chairman and CEO as away to reform the way corporations operate and prevent business collapses like Enron, said a McKinsey & Co. corporate governance survey. That survey was answered by 180 directors sitting on the boards of more than 500 U.S. companies.

        Accordingly, we believe that splitting the positions of Chairman and CEO will strengthen and improve corporate governance at the Company. While Mr. Overton’s current employment agreement provides for him to have both positions, the proposal recommends that future agreements not require this.

Board of Directors’ Response

The Board believes that adoption of this proposal is not in the best interests of the Company or its stockholders at this time for the following reasons:

The Company is Best Served by One Person Serving in Both Positions. The Board believes that the Company is best served by having one person, Mr. Overton, serve as Chairman of the Board and Chief Executive Officer, acting as the link between the Board and the operating organization and providing critical leadership for the strategic objectives of the Company. The Board notes that all directors, including the Chairman, are bound by fiduciary obligations under law. Separating the positions of Chairman and Chief Executive Officer would not better enable any director of the Company to fulfill his or her fiduciary duties. The Board believes that separating the positions of Chairman and Chief Executive Officer would benefit neither the Company nor its stockholders at this time. Rather, the interests of the Company and its stockholders are best served through Mr. Overton’s leadership and ability as a full-time Chairman and Chief Executive Officer, subject to oversight by the Company’s independent directors.

Requiring that the Chairman be an Independent Outside Director is not in the Best Interests of the Company. The Company’s practice of having one individual perform the role of Chairman and Chief Executive Officer is consistent both with the common practice of major companies and with current laws (including the Sarbanes-Oxley Act of 2002 and recently promulgated SEC regulations). Moreover, Board independence and oversight of management are effectively maintained through the Board’s current composition. Four of the five directors on the Board are independent of management. The Chairman of the Board has no greater or lesser vote on matters considered by the Board. The three standing committees of the Board — Audit, Compensation and Nominating Committees — each are comprised solely of independent directors and serve to represent and protect the best interests of stockholders and also serve as an objective means of performing management oversight. The chairpersons of each of these committees has the authority to determine the agenda for committee meetings. The Board does not believe that requiring the Chairman of the Board to be an outside director would be in the best interests of the Company or its stockholders because it would reduce the Board’s flexibility to decide who should be Chairman of the Board. The Board believes that it is in the best position to determine who is the most appropriate person to serve as Chairman in light of the Company’s circumstances at any given time and to organize its functions and conduct its business in the manner it deems most efficient.

        Board independence and oversight are best maintained through effective corporate governance practices. The independent insight, advice and counsel that each current outside independent director contributes to the Company would not be enhanced by requiring that the position of Chairman and Chief Executive Officer be separated or by requiring that the Chairman of the Board be an independent director.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PROPOSAL 7
SHAREHOLDER RIGHTS

        The Culinary Workers Union, Local 226 in Las Vegas, Nevada, owner of 106 shares of common stock, has notified the Board that it intends to solicit proxies from the Company’s stockholders with respect to the following proposal:

        RESOLVED, that the shareholders of The Cheesecake Factory urge the company to broaden shareholder rights by removing the “super-majority” voting requirement and eliminating the restrictions on written consent and the ability to call special meetings.

Supporting Statement

        We believe the ability of shareholders to exercise their rights to be fundamental to good corporate governance, including the ability of shareholders to call special meeting, to act by written consent, and to enact bylaw amendments or take other action by a majority of shares outstanding.

        However, the Company’s bylaws and/or articles of incorporation do not permit shareholders to call special meetings or act by written consent, and require a supermajority (80%) of shares to approve bylaw amendments. We believe these barriers unduly limit shareholders’ influence and role in the company.

        Accordingly, we urge the Board of Directors to remover these barriers to the exercise of shareholder rights.

Board of Directors’ Response

        Currently, the Company’s Certificate of Incorporation does not permit stockholders to take action by written consent or to call special meetings of stockholders. The Board believes that the Company’s current Certificate of Incorporation and Bylaws appropriately balance the ability of stockholders to present business for consideration at meetings against the time, diversion of resources and confusion that could result from multiple meetings or consent solicitations.

The Company’s Certificate of Incorporation and Bylaws Currently Allow Stockholders the Opportunity to Bring Matters Before the Stockholders on an Annual Basis. The Company holds annual meetings of its stockholders to elect directors. At an annual meeting, stockholders also may vote on any other matters that have been properly brought before the meeting — either by the Board or by the stockholders in accordance with the Company’s Bylaws. The Board believes that stockholders are protected under Delaware law if the Company fails to hold an annual meeting. If the annual meeting is not held for a period of 30 days after the date designated for an annual meeting, or if no date has been designated, for a period of 13 months after the Company’s last annual meeting, the Delaware Court of Chancery may order summarily a meeting to be held on the application of any stockholder or director. The Chairman of the Board, or the Board, may also call special meetings of the stockholders if stockholder action is required at other times. Accordingly, the Board believes that stockholders have adequate opportunity to consider and vote on matters that are properly brought before each annual meeting and any special meeting which may be called by the Chairman of the Board, or the Board, if stockholder action is required at times other than the annual meeting.

Special Meetings and Stockholder Actions by Written Consent Cost the Company Money. The holding of special meetings of stockholders could cause the Company to incur additional costs and divert management attention. If any stockholder of record could unilaterally call an unlimited number of special meetings or repeatedly solicit consents for stockholder action by written consent, the Company could be forced to respond to numerous proxy or consent solicitations. The Board believes that this could create confusion and impose additional costs on the Company in the form of legal fees, printing costs, proxy solicitation firm fees and postage. Moreover, the Board believes that management time is better spent on the Company’s operations and in efforts to enhance stockholder value. The Board believes that these expenses and diversion of resources should be incurred only when there is substantial need for stockholder action outside of the annual meeting.

A Minority of Stockholders Should Not Have the Ability to Impose Costs on the Company. The Company had approximately 25,761 beneficial stockholders as of the record date for the Annual Meeting. If any stockholder were permitted to call a special meeting or to solicit action by written consent of the stockholders, one or more holders of a small minority of shares could cause the Company to incur costs and divert resources when these actions may not be supported by a majority of stockholders. The Board believes that management’s time is better spent on the Company’s operations and in efforts to enhance stockholder value.

The Proposal to Eliminate “Supermajority” Voting is Vague and Unclear and Would Not by Itself Effect the Changes Proposed. Delaware law permits the Company to include a provision in its Certificate of Incorporation requiring a greater-than-majority vote for stockholder action. The Proponent’s proposed resolution urges removal of “the supermajority voting requirement”. The Proponent, in support of the proposal, refers specifically to the “super-majority (80%) of shares to approve bylaw amendments.” However, the Company’s Certificate of Incorporation requires a greater-than-majority vote in several other circumstances. Thus, the Proponent’s proposal is both vague and unclear. Further, adoption of this proposal would not effectuate the changes that it contemplates. These changes would require Board approval and subsequent stockholder approval of amendments to the Company’s Certificate of Incorporation at a separate meeting. These amendments would require the affirmative vote of the holders of at least 80% of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

28

Provisions for “Supermajority” Voting Concern Matters In Which Substantial Consensus is Appropriate. Under the Company’s Certificate of Incorporation and Bylaws, the affirmative vote of the holders of not less than 80% of the outstanding shares of stock entitled to vote is required to adopt, alter, amend or repeal the Company’s Bylaws. In addition, the Company’s Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the combined voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class is required in order to amend articles Fifth (relating to the number of directors and classification of the Board); Sixth (relating to stockholder action); Seventh (vesting powers of the Company in the Board, including the power to adopt, alter, amend or repeal bylaws); Eighth (providing for indemnification of directors and officers); Ninth (limiting the liability of directors); and Tenth (relating to amendments of the Company’s Certificate of Incorporation). The Board believes that the Company’s current greater-than-majority vote requirements help to assure that carefully considered corporate governance rules are not replaced without the consensus of a substantial majority for change. Moreover, these provisions have been in place since the Company’s initial public offering in 1992. Other public corporations have similar greater-than-majority vote requirements.

The Company’s Current Provisions Help Protect Against Self-Interested Actions by a Few Larger Stockholders. The Board further believes that these provisions help protect all stockholders against self-interested actions by one or a few large stockholders. These provisions are intended to encourage persons making an unsolicited bid for the Company to negotiate with the Board to reach terms that are fair and provide the best result for all stockholders. The Board, therefore, strongly believes that the current greater-than-majority vote requirements are in the best interests of the stockholders.

Four Out of Five of the Company’s Directors Are Independent. It is important to note that the Company’s current Board is an independent board, consisting of four outside directors, and one inside director, providing further assurance that these supermajority voting provisions will not be used for entrenchment purposes.

      THE BOARD UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

OTHER MATTERS

        The Board is unaware of any other matters that will be proposed for consideration at the upcoming Annual Meeting. If any other business properly comes before the Annual Meeting, proxies will be voted at the discretion of the Named Proxies.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

        Any stockholder proposal intended to be included in the Company’s Proxy Statement for the 2004 Annual Meeting of Stockholders must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 9, 2003. Under the Company’s Bylaws, any other stockholder proposal to be presented at the Annual Meeting must be submitted in writing to the Company’s secretary at the Company’s principal offices no earlier than February 14, 2004 and no later than March 15, 2004.

AVAILABILITY OF ANNUAL REPORT AND FORM 10-K

        Accompanying this Proxy Statement is the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2002 which includes the Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company makes available, free of charge through its website (www.thecheesecakefactory.com), its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under “SEC Filings” through the “Investor” section of the Company’s website. The Company will provide to any stockholder without charge, upon the written request of that stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Such requests should be addressed to:

Jane Vallaire
Director, Investor Relations
The Cheesecake Factory Incorporated
26950 Agoura Road,
Calabasas Hills, CA 91301

By Order of the Board of Directors, Debby R. Zurzolo Secretary

30

APPENDIX A

THE CHEESECAKE FACTORY INCORPORATED
AUDIT COMMITTEE CHARTER

Purpose

        The Committee is established by the Board of Directors primarily for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

        The Committee is primarily responsible for: (1) monitoring the quality and integrity of the Company’s financial statements and related disclosure and systems of internal controls regarding risk management, finance and accounting; (2) monitoring the Company’s compliance with legal and regulatory requirements; (3) monitoring the independent auditor’s qualifications and independence; (4) monitoring the performance of the Company’s internal audit function and independent auditors; (5) providing an avenue of communication among the independent auditors, management, the internal auditing department, and the Board; and (6) issuing the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Composition

1.	Members. The Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members. The members of the Committee shall be appointed annually by a majority vote of the Board at the first meeting to be held following the annual meeting of stockholders of the Company.

2.	Qualifications. Each member of the Committee shall meet all applicable independence, financial literacy and other requirements of law and NASDAQ. At least one member of the Committee must meet the applicable Securities and Exchange Commission definition of “financial expert” or if no members satisfy such definition, the Committee shall promptly so inform the Board.

3.	Membership on Other Audit Committees. If a member of the Committee serves on the audit committee of more than three public companies, the Board shall determine and disclose that such concurrent service would not impair the member’s ability to serve effectively as a member of the Committee. Any such determination must be disclosed in the Company’s annual proxy statement.

4.	Chair. The Chair of the Committee shall be appointed by the Board.

5.	Removal and Replacement. Any vacancies on the Committee shall be filled by a majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee may be removed except by majority vote of the independent directors then in office.

6.	Compensation. Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) and participation under the Company’s 1997 Non-Employee Director Stock Option Plan are the only compensation a member of the Committee may receive from the Company.

Operations

1.	Meetings. The Chair of the Committee, in consultation with the Committee members, shall determine the schedule and frequency of the Committee meetings, provided that the Committee shall meet at least four times per year. The Chair of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. The Committee shall meet separately, periodically, with management, the general counsel, the internal auditors and the independent auditor. The Committee shall also endeavor to meet separately with the independent auditor at every meeting of the Committee at which the independent auditor is present.

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2.	Agenda. The Chair of the Committee shall develop and set the Committee’s agenda, in consultation with other members of the Committee, the Board and management. The agenda and information concerning the business to be conducted at each Committee meeting shall, to the extent practical, be communicated to the members of the Committee sufficiently in advance of each meeting to permit meaningful review. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary.

3.	Report to Board. At each Board meeting, the Committee shall deliver to the Board a report on any Committee meetings that have been held since the preceding Board meeting, including a description of all actions taken by the Committee during such period. The Committee shall submit to the Board the minutes of its meetings. The Committee shall further report regularly to the Board and will review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the internal audit function and other matters of importance to the Board.

4.	Self-Evaluation; Assessment of Charter. The Committee shall conduct an annual performance self-evaluation and shall report to the entire Board the results of the self-evaluation. The Committee shall assess the adequacy of this Charter on an annual basis and recommend any changes to the Board.

Authority and Duties

Independent Auditor’s Qualifications and Independence

1.	The Committee shall be directly responsible for the appointment, retention, termination and oversight of the work of the independent auditor employed by the Company to audit the books of the Company and its subsidiaries (with the input, if the Committee so desires, of Company management and, as appropriate, management and boards of directors of the Company’s subsidiaries). The independent auditors are ultimately accountable to the Committee.

2.	The Committee shall have the sole authority to approve the independent auditor’s fee arrangements and other terms of service, and to preapprove any permitted non-audit services to be provided by the independent auditor. The Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to non-audit services performed by the independent auditor. The Committee may delegate the preapproval of audit and permitted non-audit services to one or more of its members, provided that such members shall report any such approvals to the full Committee.

3.	The Committee shall obtain and review with the lead audit partner and a more senior representative of the independent auditor, annually or more frequently as the Committee considers appropriate, a report by the independent auditor describing: the independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry, review or investigation by governmental, professional or other regulatory authorities, within the preceding five years, respecting independent audits carried out by the independent auditor, and any steps taken to deal with these issues; and (to assess the independent auditor’s independence) all relationships between the independent auditor and the Company. The Committee shall, in addition to assuring the regular rotation of the lead audit partner and reviewing audit partner (such that neither such partner shall have performed services for the Company for more than any five consecutive fiscal years), consider whether there should be regular rotation of the audit firm.

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4.	The Committee shall evaluate the qualifications, independence and performance of the Company’s independent auditor, including the lead partner of the independent auditor, and, in its sole discretion make decisions regarding the replacement or termination of the independent auditor when circumstances warrant. In making its evaluations, the Committee should take into account the opinions of management. The Committee will present its conclusions with respect to the independent auditor to the Board.

5.	The Committee shall preapprove the hiring of any employee or former employee of the independent auditor who was a member of the Company’s audit team during the preceding three fiscal years. In addition, the Committee shall preapprove the hiring of any employee or former employee of the independent auditor (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company’s audit team. In no event may the Company hire a Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller or person in any equivalent capacity who, within one year prior to the initiation of the audit, was an employee of the independent auditor who participated in any capacity in the Company’s audit.

Financial Statements and Related Disclosure

1.	The Committee shall review the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, before the filing of the Company’s Form 10-K and Form 10-Q. Any material changes in accounting principles or accounting for new significant items will be reviewed.

2.	The Committee shall review with management earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided to analysts and rating agencies, which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made), and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance. This task can be delegated to the Chair of the Committee or the Chair’s designee.

3.	The Committee shall review with management, the independent auditor, and, if appropriate, the Company’s internal auditors, the following: (a) all critical accounting policies and practices (and changes therein) of the Company, to be used by the Company in preparing its financial statements, (b) major issues regarding the accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (c) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor, (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company (e) the major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and (f) other material communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences. In addition, the Committee shall regularly review with the independent auditors any difficulties the auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditors activities or on access to requested information, and any significant disagreements with management, which could include such matters as: (i) any accounting adjustments that were noted or proposed by the independent auditor but were “passed” (as immaterial or otherwise); (ii) communications between the independent auditor’s audit team and national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

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4.	The Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company’s disclosure controls and procedures, and elicit any recommendations that they may have for the improvement of such disclosure control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of disclosure controls to identify on a timely basis material information that should be disclosed to current and prospective investors.

5.	The Committee shall review with management, and any outside professionals as the Committee considers appropriate, important trends and developments in financial reporting practices and requirements and their effect on the Company’s financial statements.

6.	The Committee shall attempt to resolve all disagreements between the Company’s independent auditor and management regarding financial reporting.

7.	The Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Performance of the Internal Audit Function and Independent Auditors

1.	The Committee shall review with management and the independent auditor the scope, planning and staffing of the proposed audit for the current year. The Committee shall also review the internal audit function’s organization, responsibilities, plans, results, budget and staffing. In addition, management shall consult with the Committee on the appointment, replacement, reassignment or dismissal of the principal internal auditor.

2.	The Committee shall review with management, the internal auditor and the independent auditor the quality, adequacy and effectiveness of the Company’s internal controls and any significant deficiencies or material weaknesses in internal controls, and shall elicit from management, the internal auditor or the independent auditor any recommendations that they may have for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures which might be deemed illegal or otherwise improper.

3.	The Committee should review with the Chief Executive Officer and Chief Financial Officer and independent auditor, the following: (a) the Company’s administrative, operational and auditing internal controls and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and code of conduct, (b) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditors and internal auditors, (c) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls and (d) any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

4.	The Committee shall review the Company’s code of conduct.

5.	The Committee shall review the certifications and reports required by Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002. The Committee shall review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weakness therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

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Compliance with Legal and Regulatory Requirements

1.	The Committee shall review with management, and any internal or external counsel as the Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

2.	The Committee shall review with the general counsel the adequacy and effectiveness of the Company’s procedures to ensure compliance with its legal and regulatory responsibilities. The Committee shall also review the legal and compliance function’s organization, responsibilities, plans, results, budget and staffing.

3.	The Committee shall obtain from the Company’s independent auditors any information pursuant to Section 10A of the Securities and Exchange Act of 1934, as amended.

4.	The Committee shall establish procedures, as set forth in Annex A hereto, for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, misuse or inappropriate use of corporate assets or auditing matters or potential violations of law and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters or potential violations of law.

5.	The Committee shall obtain reports from management, the internal auditor and the independent auditor regarding compliance with all applicable legal and regulatory requirements.

6.	The Committee shall cause to be made an investigation into any appropriate matter brought to its attention within the scope of its duties.

7.	The Committee shall review the Company’s policies relating to conflicts of interest and review proposed “related party transactions.”(1) The Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors or internal auditors.

        The foregoing list of duties is not exhaustive, and the Committee may, in addition, perform such other functions as may be necessary or appropriate for the performance of its oversight function. The Committee shall have the power to delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities and personnel. The Committee may retain counsel, auditors or other advisors, in its sole discretion.

Clarification of Audit Committee’s Role

        The Committee’s responsibility is one of oversight. It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with applicable law and regulations and of the Company’s independent auditor to audit those financial statements. Therefore, each member of the Committee shall be entitled to rely, to the fullest extent permitted by law, on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and the accuracy of the financial and other information provided to the Committee by such persons or organizations.

(1) The term “related party transaction” shall mean any transaction that would be reported pursuant to Item 404 of Regulation S-K.

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Annex A

Procedures for the Submission of Complaints or Concerns
Regarding Financial Statement Disclosures, Accounting,
Internal Accounting Controls, Misuse or Inappropriate
Use of Corporate Assets or Auditing Matters

1.	The Company shall forward to the Audit Committee of the Board of Directors any complaints that it has received regarding financial statement disclosures, accounting, internal accounting controls, misuse or inappropriate use of corporate assets or auditing matters.

2.	Any employee of the Company may submit, on an anonymous basis if the employee so desires, any concerns regarding financial statement disclosures, accounting, internal accounting controls, misuse or inappropriate use of corporate assets or auditing matters by setting forth such concerns in writing and forwarding them in a sealed envelope to the Chair of the Audit Committee, 26950 Agoura Road, Calabasas Hills, California 91301, such envelope to be labeled with a legend such as: “To be opened by the Audit Committee only.” If an employee would like to discuss any matter with the Audit Committee, the employee should indicate this on the submission and include a telephone number at which he or she might be contacted if the Audit Committee deems it appropriate. Absent an express waiver of confidentiality in the written submission, the identity of any employee who makes such a submission or otherwise communicates with the Audit Committee shall remain strictly confidential.

3.	At each of its meetings, including any special meeting called by the Chair of the Audit Committee following the receipt of any information pursuant to this Annex, the Audit Committee shall review and consider any such complaints or concerns that it has received and take any action that it deems appropriate in order to respond thereto.

4.	The Audit Committee shall retain any such complaints or concerns for a period of no less than 7 years.

YOUR VOTE IS IMPORTANT TO US.

YOU CAN VOTE BY MAIL

OR

YOU CAN VOTE BY TELEPHONE OR THE INTERNET

BY FOLLOWING THE FOUR EASY STEPS BELOW.

VOTE BY TELEPHONE It’s fast, convenient and your vote is immediately confirmed and posted. Using a touch-tone telephone, call the toll-free telephone number and follow these four easy steps:	VOTE BY INTERNET It’s fast, convenient and your vote is immediately confirmed and posted. You will also have the option to register to receive future materials via the Internet, when available.

1.   Read the accompanying Proxy Statement and
      proxy card or voting instruction form.

2.   Call the toll-free number 1-800-690-6903.

3.   Enter your 12-digit Control Number located in
      the gray shaded box of your voting
      instruction form.

4. Follow the simple recorded instructions.	1. Read the accompanying Proxy Statement and
      proxy card or voting instruction form.

2.   Go to website: www.proxyvote.com.

3.   Enter your 12-digit Control Number located in
      the gray shaded box on the right side of your
      voting instruction form.

4.   Follow the simple instructions.

Please do not return your Voting Form if you voted by telephone or Internet.

Important

Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed WHITE proxy card. Please vote each WHITE proxy card you receive since each account in which you own shares must be voted separately. Only your latest dated proxy card counts.

If you have any questions on how to vote your shares, please contact our proxy solicitor:
MORROW & CO. at (800) 662-5200.

PROXY

THE CHEESECAKE FACTORY INCORPORATED

        Solicited on behalf of the Board of Directors of THE CHEESECAKE FACTORY INCORPORATED (the “Company”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 13, 2003, at 9:00 A.M. Pacific Time at the Janet and Ray Scherr Forum Theatre, Thousand Oaks Civic Arts Plaza, 2100 Thousand Oaks Boulevard, Thousand Oaks, California.

        The undersigned hereby appoints Debby R. Zurzolo and Jane Vallaire, or either one of them, as “the Named Proxies”, with the full power of substitution, to vote all shares of common stock of the Company held of record by the undersigned on March 17, 2003 at the Meeting or at any adjournments or postponements thereof, on the proposals set forth below.

        The Board of Directors unanimously recommends a vote FOR the two directors named below.

Please mark your vote as
			indicated in this example	|X|

WITHHOLD
		FOR		AUTHORITY
		(all nominees listed		to vote for
		except as withheld)		nominees listed
1.	ELECTION OF DIRECTORS:	|_|		|_|

01 Jerome I. Kransdorf
02 Wayne H. White

WITHHOLD AUTHORITY to vote for the following Director(s): ____________________________________ The Board of Directors unanimously recommends a vote AGAINST the stockholder proposals below.

		FOR	AGAINST	ABSTAIN
2.	To act on a stockholder proposal to put all equity compensation plans up	|_|	|_|	|_|
for a stockholder vote.

		FOR	AGAINST	ABSTAIN
3.	To act on a stockholder proposal to expense stock options in the Company’s	|_|	|_|	|_|
financial statements.

		FOR	AGAINST	ABSTAIN
4.	To act on a stockholder proposal to put the stockholder rights plan (“poison	|_|	|_|	|_|
pill”) up for a stockholder vote.

		FOR	AGAINST	ABSTAIN
5.	To act on a stockholder proposal to declassify the Board of Directors.	|_|	|_|	|_|

		FOR	AGAINST	ABSTAIN
6.	To act on a stockholder proposal to separate the chairman and CEO positions.	|_|	|_|	|_|

		FOR	AGAINST	ABSTAIN
7.	To act on a stockholder proposal to remove the “super-majority” voting	|_|	|_|	|_|
requirement and the restrictions on written consent and the ability to call special meetings.

        In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND AGAINST PROPOSALS 2, 3, 4, 5, 6 AND 7. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice dated April 7, 2003 of the 2003 Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Meeting is acknowledged.

Dated: , 2003	(Signature) (Signature) (Title)

Please sign exactly as your name(s) appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, please sign in its full corporate name and give your title. If a partnership, please sign in the partnership name by an authorized person. When shares are in the names of more than one person, each should sign.

VOTE BY TELEPHONE OR INTERNET OR MAIL

You are urged to vote your proxy by telephone or the Internet (see instructions on back cover of the Proxy Statement) or by mail. Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Please do not return your voting form if you voted by telephone or the Internet. If you are voting by mail, please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

TELEPHONE	INTERNET	MAIL
It’s fast, convenient and your vote is immediately confirmed and posted. Using a touch-tone telephone, call the toll-free telephone number and follow these four easy steps:	It’s fast, convenient and your vote is immediately confirmed and posted. You will also have the option to register to receive future materials via the Internet, when available.	Please mark, sign, date and return your proxy card in the accompanying prepaid envelope.
1.   Read the accompanying Proxy
      Statement and proxy card or voting
      instruction form.
2.   Call the toll-free number:
      1-800-690-6903.
3.   Enter your 12-digit Control Number
      located in the gray shaded box of
      your voting instruction form.
4.   Follow the simple recorded
instructions.	1. Read the accompanying Proxy
      Statement and proxy card or voting
      instruction form.
2.   Go to website: www.proxyvote.com.
3.   Enter your 12-digit Control Number
      located in the gray shaded box on the
      right side of your voting instruction
      form.
4. Follow the simple instructions.